Exhibit 4.3

Anacor Pharmaceuticals, Inc.

2.00% Convertible Senior Notes due 2021

Registration Rights Agreement

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of October 16, 2014 by and between (A) Anacor Pharmaceuticals, Inc., a Delaware corporation (together with its successors, the “Company”), and (B) Venrock Healthcare Capital Partners, L.P., a limited partnership organized under the laws of the State of Delaware, VHCP Co-Investment Holdings, LLC, a limited liability company organized under the laws of the State of Delaware, Venrock Healthcare Capital Partners II, L.P., a limited partnership organized under the laws of the State of Delaware, and VHCP Co-Investment Holdings II, LLC, a limited liability company organized under the laws of the State of Delaware (each, a “Venrock Fund,” and together, the “Venrock Funds”).

RECITALS

WHEREAS, this Agreement is being entered into in connection with the offer and sale by the Company to the Venrock Funds, and the purchase from the Company by the Venrock Funds, of the Company’s 2.00% Convertible Senior Notes due 2021 (the “Convertible Notes”) pursuant to the Purchase Agreement by and between the Company and each of the Venrock Funds dated as of October 9, 2014;

WHEREAS, in connection with such sale and purchase of the Convertible Notes and entry into the Purchase Agreement by the Venrock Funds, the Company has agreed to provide certain registration rights to the Venrock Funds with respect to the Convertible Notes and the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that may be issuable upon conversion of the Convertible Notes;

NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1

DEFINITIONS

1.1.                            Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Adverse Disclosure” means public disclosure of material non-public information that, in the reasonable good faith judgment of the Company’s Board of Directors:  (i) would be required to be made in a registration statement filed with the Commission (as defined below) by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) would (A) materially impair the Company’s ability to effect a proposed acquisition, disposition, financing, reorganization, recapitalization or other transaction involving the Company or (B) not be in the best interests of the Company and its stockholders.

“Agreement” shall have the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Section 2.4(b)2.4(b).

“Business Day” means each day other than a Saturday, Sunday or any other day on which national banking institutions in New York, New York are authorized or required by law to close.

“Commission” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Convertible Notes” shall have the meaning set forth in the Recitals.

“Electronic Delivery” shall have the meaning set forth in Section 3.9.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Indemnified Party” shall have the meaning set forth in Section 2.6(c).

“Indemnifying Party” shall have the meaning set forth in Section 2.6(c).

“Prospectus” means the prospectus included in any Shelf Registration Statement, any amendments and supplements to such prospectus, including pre- and post-effective amendments to such registration statement, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means (i) any Convertible Notes acquired by any of the Venrock Funds pursuant to the Purchase Agreement, (ii) any shares of Common Stock issuable to any of the Venrock Funds upon conversion of such Convertible Notes and (iii) any other securities that may be issued or distributed in respect of any such securities described in clause (i) or (ii) above by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization, reclassification or similar transaction; provided, however, that Registrable Securities shall not include any securities described in clauses (i), (ii) or (iii) above that (A) have previously been sold to the public either pursuant to an effective registration statement or Rule 144, (B) are able to be sold without volume limitations pursuant to Rule 144 or (C) have been sold in a private transaction in which the transferor’s rights pursuant to this Agreement are not validly transferred or assigned in accordance with this Agreement.

The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” means all out-of-pocket expenses of the Company incurred in effecting any registration pursuant to this Agreement, including: all registration, qualification and filing fees; printing, duplication, messenger and delivery expenses; escrow fees; fees and disbursements of counsel for the Company; all fees, expenses and disbursements of the independent certified public accountants of the Company (including the expenses of any special audit or review and “comfort” letters required by or incident to such performance) incurred in connection with effecting any registration pursuant to this Agreement; all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system; and all Blue Sky fees and expenses.

“Reimbursement Cap” shall have the meaning set forth in Section 2.3.

“Rule 144” means Rule 144 as promulgated by the Commission pursuant to the Securities Act.

“Rule 415” means Rule 415 as promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

“Shelf Registration Statement” means a registration statement of the Company filed with the Commission on Form S-3 (or any successor form or other appropriate form promulgated under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 covering the Registrable Securities, as applicable.

“Shelf Period” shall have the meaning set forth in Section 2.1(b).

“Shelf Request” shall have the meaning set forth in Section 2.1(a).

“Suspension” shall have the meaning set forth in Section 2.2(a).

“Venrock Funds” has the meaning set forth in the Preamble.

“WKSI” shall have the meaning set forth in Section 2.4(b).

SECTION 2

REGISTRATION RIGHTS

2.1.                            Shelf Registration.

(a)                        Filing and Initial Effectiveness.  From and after the one-year anniversary of the last date of original issuance of the Convertible Notes, the Venrock Funds may deliver, on up to three (3) separate occasions in the aggregate, a written request to the Company (a “Shelf Request”) and, within 45 days following the receipt of such Shelf Request, the Company shall file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Venrock Funds in accordance with the methods of sale and distribution elected by the Venrock Funds and set forth in the Shelf Registration Statement and thereafter shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective pursuant to the Securities Act within 60 days of the initial filing of such Shelf Registration Statement with the Commission; provided that, notwithstanding anything herein to the contrary, the Company shall have no obligation to file such registration statement if the Company has a registration statement that is then effective and pursuant to which the Registrable Securities may be sold by the Venrock Funds; and provided further that, notwithstanding anything to herein to the contrary, the Company shall have no obligation to file such registration statement if such filing would contravene the Amended and Restated Investors’ Rights Agreement among the Company and certain of its security holders, dated as of December 24, 2008 and amended as of July 22, 2010 and March 18, 2011.

(b)                        Continued Effectiveness.  The Company shall use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective pursuant to the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the Venrock Funds until the earlier of the date that is one (1) year from the date the Shelf Registration Statement is deemed effective or such shorter period ending when no securities covered by such Shelf Registration Statement constitute Registrable Securities.

2.2.                            Additional Provisions Applicable to Sales Pursuant to Shelf Registration Statement.

(a)                        Suspension of Registration.  Notwithstanding the provisions of Section 2.1, if at any time the filing, initial effectiveness or continued use of a Shelf Registration Statement would require the Company to make an Adverse Disclosure, the Company may, upon delivery to the Venrock Funds of a certificate signed by an executive officer of the Company attesting to such Adverse Disclosure, delay the filing or initial effectiveness of, or suspend the use of, such registration statement (a “Suspension”), provided that the Company shall not be permitted to exercise a Suspension for a period exceeding 60 days; provided, further, that the Company may not invoke a Suspension more than twice in any 12-month period.  In the case of a Suspension, each of the Venrock Funds agrees to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities promptly upon receipt of the notice referred to above until it is advised in writing by the Company that the Prospectus may be used.  Upon termination of any Suspension, the Company shall promptly (A) notify the Venrock Funds, (B) amend or supplement the Prospectus, if necessary, so that it does not contain any untrue statement of a material fact or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) furnish to the Venrock Funds such number of copies of the Prospectus so amended or supplemented as the Venrock Funds may reasonably request.

(b)                        Other Shares.  A Shelf Registration Statement may include securities of the Company being sold for the account of the Company and/or other selling security holders.

(c)                         No Underwriting.  Notwithstanding anything to the contrary herein, the Company shall have no obligation to permit or facilitate the sale or distribution of any Registrable Securities in an underwritten offering, and no sales or distributions of any Registrable Securities shall be made by any of the Venrock Funds in any underwritten offering without the Company’s prior written consent.

2.3.                            Expenses of Registration.  All Registration Expenses incurred in connection with any registration effected pursuant to this Section 2, up to $30,000 in the aggregate (the “Reimbursement Cap”), and all Selling Expenses, shall be borne by the Venrock Funds.  Any Registration Expenses in excess of the Reimbursement Cap shall be borne by the Company.

2.4.                            Registration Procedures.  In the case of each registration effected by the Company pursuant to this Section 2, the Company will use commercially reasonable efforts to:

(a)                        prepare the Shelf Registration Statement, including all exhibits and financial statements required pursuant to the Securities Act to be filed therewith, and before filing such Shelf Registration Statement, or any amendments or supplements thereto, or Prospectus, (i) furnish to the Venrock Funds copies of all documents prepared to be filed, which documents shall be subject to the review of the Venrock Funds and their counsel, and (ii) not file any Shelf Registration Statement, or amendments or supplements thereto (other than reports filed by the Company pursuant to the Exchange Act and incorporated by reference therein), or Prospectus to which the Venrock Funds shall reasonably object;

(b)                        to the extent that the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) (a “WKSI”) at the time that any request for registration is submitted to the Company in accordance with Section 2.1 and the Registrable Securities are eligible to be registered thereon, file an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) (an “Automatic Shelf Registration Statement”);

(c)                         prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the Prospectus used in connection with such registration statement as may be (i) reasonably requested by the Venrock Funds or (ii) necessary to comply with the provisions of the Securities Act;

(d)                        furnish to the Venrock Funds as many conformed copies as the Venrock Funds may reasonably request of the Shelf Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(e)                         furnish such number of Prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to such Prospectuses, as the Venrock Funds may from time to time reasonably request;

(f)                          on or prior to the date on which the Shelf Registration Statement is declared effective, to the extent required by applicable law, register and qualify the securities covered by such registration statement pursuant to the securities or Blue Sky laws of each jurisdiction as shall be reasonably requested by the Venrock Funds; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it is not then so subject;

(g)                         notify the Venrock Funds and (if requested) confirm such advice in writing and provide copies of the relevant documents as soon as reasonably practicable after notice thereof is received by the Company (i) when the Shelf Registration Statement, or any amendment or supplement thereto, has been filed or becomes effective and when the applicable Prospectus has been filed; and (ii) of any written comments by the Commission on such registration statement or Prospectus or any request by the Commission or any other federal or state governmental authority or regulatory authority for amendments or supplements to such registration statement or such Prospectus or for additional information;

(h)                        subject to Section 2.2(a), promptly notify the Venrock Funds: (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any order by the Commission or any other federal or state governmental authority or regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation, or written threatened initiation, of any proceedings for such purposes; (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities so registered for offering or sale in any jurisdiction or the initiation, or written threatened initiation, of any proceeding for such purpose; and (iii) at any time when a Prospectus relating to such registration statement is required to be delivered pursuant to the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and following such notification promptly prepare and furnish to the Venrock Funds a reasonable number of copies of a supplement to, or an amendment of, such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading;

(i)                            prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

(j)                           promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Venrock Funds agree should be included therein relating to the plan of distribution with respect to such securities, and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(k)                        if at any time when the Company is required to re-evaluate its WKSI status for purposes of an Automatic Shelf Registration Statement used to effect a request for registration in accordance with Section 2.1, (i) the Company determines that it is not a WKSI, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the Venrock Funds pursuant to this Agreement have not terminated, promptly amend the registration statement onto a form that the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable pursuant to this Agreement;

(l)                            cooperate with the Venrock Funds to facilitate the timely preparation and delivery of certificates representing securities to be sold that are in a form eligible for deposit with The Depository Trust Company and that do not bear any restrictive legends;

(m)                    provide a transfer agent and registrar all Common Stock registered pursuant to the Shelf Registration Statement and a CUSIP number for all such Common Stock, in each case not later than the effective date of such registration;

(n)                        cause all Common Stock registered hereunder to be listed on each securities exchange on which the same securities issued by the Company are then listed, if any;

(o)                        make available to the Venrock Funds, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act; and

(p)                        make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the Venrock Funds or by any attorney, accountant or other agent retained by the Venrock Funds, all pertinent financial and other records, corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified the Company’s financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such person in connection with the Shelf Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility, provided that any such person gaining access to information regarding the Company pursuant to this Section 2.4(p) shall agree to hold such information in strict confidence and shall not make any disclosure or use any such information that the Company determines in good faith to be confidential, and of which determination such person is notified, unless (i) the release of such information is required by law; (ii) such information is or becomes publicly known other than through a breach of this or any other agreement; (iii) such information is or becomes available to such person on a non-confidential basis from a source other than the Company, which source had no contractual or other duty of confidentiality to the Company with respect to such information of which any of the Venrock Funds is aware; or (iv) such information is independently developed by such person.

2.5.                            Venrock’s Obligations.

(a)                        Suspension of Sales.  Upon any notification by the Company pursuant to Section 2.2(a) or 2.4(h), no Venrock Fund shall offer or sell Registrable Securities unless and until, as applicable (i) the Company has notified the Venrock Funds that it has prepared a supplement or amendment to such Prospectus and delivered copies of such supplement or amendment to the Venrock Funds, or (ii) the Company has advised the Venrock Funds in writing that the use of the applicable Prospectus may be resumed.  It is acknowledged and agreed that this Section 2.5 shall in no way diminish or otherwise impair the Company’s obligations pursuant to Section 2.4(h) or Section 2.4(i).

(b)                        Venrock Funds’ Information; Prospectus Delivery.  Each of the Venrock Funds agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by the Venrock Funds to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding any of the Venrock Funds or their intended method of disposition of such Registrable Securities or omits to state any material fact regarding any of the Venrock Funds or their intended method of disposition of such Registrable Securities necessary to make the statements therein, in light of circumstances in which they were made, not misleading, and promptly to furnish to the Company (i) any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to any of the Venrock Funds or the disposition of such Registrable Securities, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and (ii) any other information regarding the Venrock Funds and the distribution of such Registrable Securities as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to Commission comments.  Each of the Venrock Funds further agrees not to sell any Registrable Securities pursuant to a Shelf Registration Statement without delivering, causing to be delivered, or, if permitted by applicable law, making available, a Prospectus to the purchaser thereof and to notify the Company, within ten (10) Business Days of a request by the Company, of the amount of Registrable Securities sold pursuant to a Shelf Registration Statement and, in the absence of a response, the Company may assume that all of such Venrock Fund’s Registrable Securities were so sold in compliance with applicable law and this Agreement unless and until the Company is notified otherwise.

(c)                         Free Writing Prospectus.  No Venrock Fund shall make any offer relating to the Registrable Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act, unless it has obtained the prior written consent of the Company.

2.6.                            Indemnification.

(a)                        To the fullest extent permitted by law, the Company will indemnify and hold harmless each of the Venrock Funds, each of their officers, directors and stockholders and each person controlling such persons within the meaning of Section 15 of the Securities Act against any and all expenses, claims, losses, damages and liabilities, joint or several, or actions, proceedings or settlements in respect thereof (each, a “Loss” and collectively “Losses”) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any final, preliminary or summary Prospectus, any registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), or any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed by the Company pursuant to Rule 433(d) promulgated under the Securities Act; or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse such Venrock Fund and such indemnified persons for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such indemnified person; and provided further, however, that the obligations of the Company hereunder shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any of the Venrock Funds or any other indemnified party under this Section 2.6(a) and shall survive the transfer of any Registrable Securities.

(b)                        To the fullest extent permitted by law, each of the Venrock Funds will indemnify and hold harmless the Company, each of its directors, officers and shareholders and each person controlling such persons within the meaning of Section 15 of the Securities Act against all Losses (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any final, preliminary or summary Prospectus, any registration statement, any free writing prospectus (as defined in Rule 433 of the Securities Act) prepared or used by or on behalf of any of the Venrock Funds, or any information filed or required to be filed by any Venrock Fund pursuant to Rule 433(d) promulgated under the Securities Act or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse the Company and such indemnified persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in reliance upon and in conformity with written information furnished to the Company by a Venrock Fund or an affiliate (as such term is defined in Rule 405 under the Securities Act) of a Venrock Fund; provided, however, that the obligations of the Venrock Funds hereunder shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Venrock Funds.

(c)                         Each party entitled to indemnification pursuant to this Section 2.6 (each, an “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations pursuant to this Section 2.6 except to the extent that the Indemnifying Party is materially prejudiced thereby.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof a full and unconditional release of the Indemnified Party from all liability in respect of such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.  No Indemnifying Party shall be liable for any settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed).

(d)                        If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Loss, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, in connection with the statements or omissions that resulted in such Loss as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.6(d).  No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of fraudulent misrepresentation.

2.7.                            Information from the Venrock Funds.  As a condition to the Company’s obligations to register securities for the account of any of the Venrock Funds hereunder, such Venrock Fund shall furnish to the Company such information regarding it and the sale and distribution proposed by it as the Company may reasonably request and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

2.8.                            Termination of Registration Rights.  The Venrock Funds’ rights pursuant to Section 2 (other than Section 2.6) shall terminate on the first date on which (i) the Venrock Funds no longer hold Registrable Securities, (ii) such Registrable Securities may immediately be resold by the Venrock Funds without volume limitations pursuant to Rule 144 or (iii) the Company ceases to be subject to the periodic reporting requirements pursuant to Section 13 or 15(d) of the Exchange Act.  From and after the termination of such rights, the Company shall be entitled to withdraw any Shelf Registration Statement, and the Venrock Funds shall have no further right to offer or sell any of the Registrable Securities pursuant to any Shelf Registration Statement (or any Prospectus relating thereto).

2.9.                            Transfer or Assignment of Registration Rights.  Each of the Venrock Fund’s rights pursuant to this Agreement may be transferred or assigned without the consent of the Company to any transferee or assignee that is an affiliate (as such term is defined in Rule 405 under the Securities Act) of such Venrock Fund.  Upon such transfer or assignment, such transferee shall become entitled to all of such Venrock Fund’s rights, and subject to all of such Venrock Fund’s obligations, pursuant to this Agreement as if originally a party hereto.  Subject to the preceding sentence, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred or delegated by either party hereto without the prior written consent of the other party.

SECTION 3

MISCELLANEOUS

3.1.                            Amendment.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

3.2.                            Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (iii) if sent by facsimile transmission before 5:00 p.m. in the time zone of the receiving party, when transmitted and receipt is confirmed, (iv) if sent by facsimile transmission after 5:00 p.m. in the time zone of the receiving party and receipt is confirmed, on the following Business Day, and (v) if otherwise actually personally delivered by hand, when delivered, in each case to the intended recipient, at the following addresses or fax numbers (or at such other address or fax numbers for a party as shall be specified by similar notice):

(a)                                 if to any or all of the Venrock Funds, to:

Venrock Healthcare Capital Partners

3340 Hillview Avenue

Palo Alto, CA 94304

Attn: David Stepp
Facsimile:  (650) 332-1512

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

4085 Campbell Ave., Suite 100

Menlo Park, CA 94043

Attn: Laura Berezin
Facsimile:  (650) 463-4199

(b)                                 if to the Company, to:

Anacor Pharmaceuticals, Inc.
1020 East Meadow Circle
Palo Alto, California 94303-4230
Attn:  General Counsel
Facsimile:  (650) 543-7660

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017-3982
Attn:  Michael Kaplan
Facsimile:  (212) 450-5704

3.3.                            Applicable Law; Jurisdiction; Etc.

(a)                        This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern pursuant to applicable principles of conflicts of law thereof.

(b)                        Each of the parties hereto irrevocably consents to the exclusive jurisdiction of and venue in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York in connection with any matter based upon or arising out of this Agreement, and agrees that process may be served upon such party in any manner authorized by the laws of the State of New York or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.  Each party hereto waives and covenants not to assert or plead any objection that such party might otherwise have to such jurisdiction, venue and process.  Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein.

(c)                         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF A PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF

3.4.                            Successors and Assigns.  Subject to Section 2.9, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permited assigns, heirs, executors and administrators of the parties hereto.

3.5.                            Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.  No party hereto shall be liable or bound to any other party in any manner with regard to the subject matter hereof by any warranties, representations or covenants except as specifically set forth herein.

3.6.                            Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party pursuant to this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default pursuant to this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either pursuant to this Agreement or by law or otherwise afforded to any party to this Agreement shall be cumulative and not alternative.

3.7.                            Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

3.8.                            Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.9.                            Counterparts.  This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Any such counterpart, to the extent delivered by means of a fax machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

3.10.                     Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such reasonable other and additional instruments and documents and do all such other reasonable acts and things as may be necessary to more fully effectuate this Agreement.

3.11.                     Interpretation.  This Agreement shall be construed reasonably to carry out its intent without presumption against or in favor of either party.  The parties have participated jointly in negotiating and drafting this Agreement.

3.12.                     Certain References.  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The terms “herein,” “hereof” or “hereunder” or similar terms as used in this Agreement refer to this entire Agreement and not to the particular provision in which the term is used.  Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive.  All references herein to “days” in this Agreement (excluding references to Business Days) are references to calendar days.  Any reference to any statute or regulation refers to the statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated pursuant to the statue) and any reference to any section of any statute or regulation includes any successor to the section.

3.13.                     Specific Performance.  The parties hereto acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated hereby, will cause irreparable injury to the other party for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations, to prevent breaches of this Agreement by such party and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, without bond or other security being required, in addition to any other remedy to which any party is entitled at law or in equity.  Each party irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by any party.

3.14.                     Effectiveness.  The terms of this Agreement shall commence and become effective upon issuance of the Convertible Notes, and prior to such time this Agreement shall be of no force or effect.

[Execution page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ANACOR PHARMACEUTICALS, INC.

By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

VENROCK HEALTHCARE CAPITAL PARTNERS, L.P.

By its General Partner, VHCP Management, LLC

By:	/s/ David Stepp
Name: David Stepp
Title: Partner

VHCP CO-INVESTMENT HOLDINGS, LLC

By its Manager, VHCP Management, LLC

By:	/s/ David Stepp
Name: David Stepp
Title: Partner

VENROCK HEALTHCARE CAPITAL PARTNERS II, L.P.

By its General Partner, VHCP Management II, LLC

By:	/s/ David Stepp
Name: David Stepp
Title: Partner

VHCP CO-INVESTMENT HOLDINGS II, LLC

By its Manager, VHCP Management II, LLC

By:	/s/ David Stepp
Name: David Stepp
Title: Partner

[Signature Page to Registration Rights Agreement]